UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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CALLAWAY GOLF COMPANY

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2005
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of Callaway Golf Company, which will be held on Tuesday, May 24, 2005, at the Estancia La Jolla Hotel & Spa, 9700 N. Torrey Pines Road, La Jolla, California 92037, commencing at 10:00 a.m. (PDT). A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders who are able to attend.
      At the meeting, your Board of Directors will ask shareholders to elect seven directors and to ratify the appointment of the Company’s independent registered public accounting firm. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the nominees and “FOR” ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.
      It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to return a proxy as promptly as possible either by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or by telephone, or through the Internet in accordance with the enclosed instructions.

Sincerely,

William C. Baker
Chairman of the Board
and Chief Executive Officer

CALLAWAY GOLF COMPANY
2180 Rutherford Road
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Meeting Date: May 24, 2005
To Our Shareholders:
      The 2005 Annual Meeting of Shareholders (“Annual Meeting”) of Callaway Golf Company, a Delaware corporation, (the “Company”) is scheduled to be held at the Estancia La Jolla Hotel & Spa, 9700 N. Torrey Pines Road, La Jolla, California 92037, commencing at 10:00 a.m. (PDT), on Tuesday, May 24, 2005, to consider and vote upon the following matters described in this notice and the accompanying Proxy Statement:

1.	To elect seven directors to the Company’s Board of Directors to serve until the 2006 annual meeting of shareholders and until their successors are elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.
      The Board of Directors has nominated the following seven individuals to stand for election to the Board of Directors at the Annual Meeting: William C. Baker, Samuel H. Armacost, Ronald S. Beard, John C. Cushman, III, Yotaro Kobayashi, Richard L. Rosenfield and Anthony S. Thornley. All seven are currently members of the Company’s Board of Directors. For more information concerning these individuals, please see the accompanying Proxy Statement.
      The Board of Directors has fixed the close of business on March 25, 2005 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 76,290,527 shares of common stock were issued and outstanding. In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock of the Company be present in person or be represented by proxy.
      TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO RETURN A PROXY AS PROMPTLY AS POSSIBLE EITHER BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY TELEPHONE, OR THROUGH THE INTERNET IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.
      If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so when returning the proxy.

By Order of the Board of Directors,

Steven C. McCracken
Secretary
Carlsbad, California
April 14, 2005

PROXY STATEMENT

CALLAWAY GOLF COMPANY
2180 Rutherford Road
Carlsbad, California 92008

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Meeting Date: May 24, 2005
GENERAL INFORMATION
Purpose
      This Proxy Statement and accompanying proxy card will first be mailed to shareholders on or about April 21, 2005 in connection with the solicitation of proxies by the Board of Directors of Callaway Golf Company, a Delaware corporation (the “Company” or “Callaway Golf”). The proxies are for use at the 2005 Annual Meeting of Shareholders of the Company, which will be held on Tuesday, May 24, 2005, at the Estancia La Jolla Hotel & Spa, 9700 N. Torrey Pines Road, La Jolla, California 92037, commencing at 10:00 a.m. (PDT), and at any meetings held upon adjournment thereof (the “Annual Meeting”). The record date for the Annual Meeting is the close of business on March 25, 2005 (the “Record Date”). Only holders of record of the Company’s common stock, $.01 par value, (the “Common Stock”) on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.
Quorum and Voting
      Whether or not you plan to attend the Annual Meeting in person, please return a proxy indicating how you wish your shares to be voted as promptly as possible. You may return a proxy either by signing, dating and returning the enclosed proxy card in the postage-prepaid envelope provided, or by telephone or through the Internet. Please follow the enclosed instructions. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use either by filing with the Secretary of the Company a written instrument revoking it, or by returning (by mail, telephone or Internet) another later-dated proxy, or by attending the Annual Meeting and voting in person. If you sign and return your proxy but do not indicate how you want to vote your shares for each proposal, then for any proposal for which you do not so indicate your shares will be voted at the Annual Meeting in accordance with the recommendation of the Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for election as directors as set forth in this Proxy Statement and “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. By returning the proxy (either by mail, telephone or Internet), unless you notify the Secretary of the Company in writing to the contrary, you are also authorizing the proxies to vote with regard to any other matter which may properly come before the Annual Meeting or any adjournment thereof. The Company does not currently know of any such other matter. If there were any such additional matters, the proxies would vote your shares in accordance with the recommendation of the Board of Directors.
      At the Record Date, there were 76,290,527 shares of the Company’s Common Stock issued and outstanding. No other voting securities of the Company were outstanding at the Record Date. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers do not have the authority to vote on certain items when they have not received instructions from beneficial owners (“broker non-votes”). Abstentions may be specified for all proposals except the election of directors. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in the tabulation of votes cast and have the same effect as voting against a proposal. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. The election of directors and ratification of the appointment of independent registered public accounting firm being voted upon at the upcoming Annual

Meeting are considered routine and brokers may generally vote on such proposals in their discretion if they do not receive instructions from the beneficial owners.
      Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. A shareholder may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated. The seven nominees for director receiving the highest number of votes at the Annual Meeting will be elected. A return of a proxy giving authority to vote for the nominees named in this Proxy Statement will also give discretion to the proxies to vote shares cumulatively for one or more nominees so as to elect the maximum number of directors recommended by the Board of Directors.
Solicitation of Proxies
      The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in the name of such bank or broker or other third party, and will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained the firm of Mellon Investor Services LLC to assist in the solicitation of proxies for a base fee of approximately $8,000, plus out-of-pocket expenses.
Householding
      With regard to the delivery of annual reports and proxy statements, under certain circumstances the Securities and Exchange Commission permits a single set of such documents to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of the Company’s shareholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one annual proxy statement will be mailed to an address at which two or more such shareholders reside. If any shareholder residing at such an address wishes to receive a separate annual report or annual proxy statement in the future, such shareholder should telephone the householding election system (toll-free) at 1-800-542-1061. In addition, (i) if any shareholder who previously consented to householding desires to receive a separate copy of the annual report or annual proxy statement for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders of such address desire to receive only a single copy of the annual report or annual proxy statement, then such shareholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact the Company as follows: Callaway Golf Company, ATTN: Investor Relations, 2180 Rutherford Road, Carlsbad, CA 92008, telephone (760) 931-1771.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Introduction
      Corporate governance is the system by which business corporations ensure that they are managed ethically and in the best interests of the Company’s shareholders. The Company is committed to maintaining high standards of corporate governance. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance.
      One of the most important aspects of corporate governance is the election of a Board of Directors to oversee the operation of the business and affairs of the Company. The Company’s Bylaws provide that the Company’s directors shall be elected at each annual meeting of shareholders. As a result, as discussed below, the first proposal the shareholders will be asked to vote upon at the 2005 Annual Meeting is the election of seven directors to serve until the 2006 annual meeting of shareholders and until their successors are elected and qualified.
      In today’s business environment, the selection of a qualified independent auditor has also become a key aspect of corporate governance. This year the Board of Directors has asked that shareholders ratify the Board’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.
Proposal No. 1 — Election of Directors
      Independence. The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is a non-management director and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law, regulation or listing standard of the New York Stock Exchange. In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to an organization with which the director is affiliated. Compliance with these independence standards is reviewed at least annually. The Board currently consists of five independent directors and two non-independent directors. The Board has determined that Messrs. Armacost, Beard, Cushman, Kobayashi and Thornley are independent directors. Effective August 2, 2004, the Board appointed Mr. Baker as Chairman and Chief Executive Officer of the Company. Prior to becoming Chief Executive Officer, Mr. Baker met all the requirements to be designated as an independent director. He had never worked for the Company and had no other interests or associations that affected his independence. As Chief Executive Officer, however, Mr. Baker is deemed not to be independent. Mr. Baker’s appointment as Chief Executive Officer also affected the status of Mr. Rosenfield as an independent director due to Mr. Baker’s service on the compensation committee of California Pizza Kitchen, Inc., where Mr. Rosenfield is co-chief executive officer. Prior to Mr. Baker’s appointment as Chief Executive Officer, Mr. Rosenfield met all the requirements to be designated as an independent director. He had never worked for the Company and had no other interests or associations that affected his independence. Following Mr. Baker’s appointment as Chief Executive Officer, Mr. Rosenfield was deemed not to be independent.
      Nominees for Election. The Board of Directors has nominated each of the Company’s current directors to stand for re-election at the 2005 Annual Meeting to serve until the 2006 annual meeting of shareholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

      The nominees for election as directors at the Annual Meeting are set forth below:

		Director
Name	Positions with the Company	Since

William C. Baker	Chairman of the Board and Chief Executive Officer	1994
Samuel H. Armacost	Director	2003
Ronald S. Beard	Director	2001
John C. Cushman, III	Director	2003
Yotaro Kobayashi	Director	1998
Richard L. Rosenfield	Director	1994
Anthony S. Thornley	Director	2004
      Biographical Information of Nominees. Set forth below is certain biographical information about each of the nominees:
      William C. Baker. Mr. Baker, 71, has served as a Director of the Company since January 1994 and was elected Chairman and Chief Executive Officer in August of 2004. He also is Chair of the Finance Committee. Mr. Baker was the President of Meditrust Operating Company from August 1998 to April 2000. He was President and Chief Executive Officer of the Los Angeles Turf Club, Inc., a subsidiary of Magna International, Inc., from December 1998 to June 1999. He was Chairman and Chief Executive Officer of The Santa Anita Companies, Inc., a subsidiary of Meditrust Operating Company, from November 1997 to December 1998. Prior to that, he was Chairman of Santa Anita Realty Enterprises, Inc. from April 1996 to November 1997 and Chairman, President and Chief Executive Officer of Santa Anita Operating Company from August 1996 to November 1997. He was President and Chief Operating Officer of Red Robin International, Inc. (a restaurant chain) from May 1993 to May 1995, and Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc. from August 1992 to December 1995. Mr. Baker was the principal shareholder and Chief Executive Officer of Del Taco, Inc. from 1977 until 1988 when that business was sold. He also serves as a Director of La Quinta Corporation (f/k/a The Meditrust Companies), Public Storage, Inc., California Pizza Kitchen, Inc. and Javo Beverage Company. Mr. Baker received his law degree in 1957 from the University of Texas.
      Samuel H. Armacost. Mr. Armacost, 65, has served as a Director of the Company since April 2003 and is Chair of the Compensation and Management Succession Committee. He is Chairman of SRI International (formerly Stanford Research Institute). Mr. Armacost joined SRI International in 1998. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. Prior to that he was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Currently, Mr. Armacost serves as a member of the Board of Directors of ChevronTexaco Corporation, Exponent, Inc., Del Monte Foods Company and Franklin Resources, Inc. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964.
      Ronald S. Beard. Mr. Beard, 66, has served as a Director of the Company since June 2001. He is Chair of the Audit Committee and the Nominating and Corporate Governance Committee and serves as lead independent director. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former Chairman of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard served as the Company’s General Outside Counsel from 1998 until he joined the Board of Directors. Mr. Beard also serves as a Director of Document Sciences Corporation and Javo Beverage Company. He received his law degree in 1964 from Yale Law School.
      John C. Cushman, III. Mr. Cushman, 64, has served as a Director of the Company since April 2003. He has been Chairman of Cushman & Wakefield, Inc. since it merged with Cushman Realty Corporation in 2001. In 1978, he co-founded Cushman Realty Corporation. Mr. Cushman also serves as Director and Chief

Executive Officer of Cushman Winery Corporation, owner of Zaca Mesa Winery, which he co-founded in 1972. He began his career with Cushman & Wakefield, Inc., a commercial real estate firm, from 1963 to 1978. Currently, Mr. Cushman also serves on the boards of La Quinta Corporation, La Quinta Properties, Inc., Culinary Holdings, Incorporated., D.A. Cushman Realty Corporation and Inglewood Park Cemetery. Mr. Cushman is a graduate of Colgate University (1963) and attended the Advanced Management Program at Harvard University.
      Yotaro Kobayashi. Mr. Kobayashi, 71, has served as a Director of the Company since June 1998. He is Chairman of the Board of Fuji Xerox Co., Ltd. Mr. Kobayashi joined Fuji Photo Film Co., Ltd. in 1958, was assigned to Fuji Xerox Co., Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief Executive Officer in 1992. Mr. Kobayashi is also a Director of Sony Corporation, Nippon Telegraph and Telephone Corporation (NTT) and American Productivity and Quality Center. He holds positions as Chairman of The Aspen Institute Japan, Pacific Asia Chairman of the Trilateral Commission, and Chairman of the International University of Japan as well as Life-Time Trustee of Keizai Doyukai. He also is on the Advisory Boards of the Council on Foreign Relations and is an Advisory Council Member for Stanford University’s Institute of International Studies. In addition, Mr. Kobayashi serves on the Board of Trustees of Keio University. He is a 1956 graduate of Keio University and received his MBA from The Wharton School in 1958.
      Richard L. Rosenfield. Mr. Rosenfield, 59, has served as a Director of the Company since April 1994. He is the Chair of the Executive Committee. He is co-founder, co-Chairman and co-Chief Executive Officer of California Pizza Kitchen, Inc., a gourmet pizza restaurant chain founded in 1985. In 2003, Mr. Rosenfield co-founded and is co-Chairman and co-Chief Executive Officer of LA Food Show, Inc., a restaurant operating company. From 1973 to 1985, Mr. Rosenfield was a principal and partner of the law firm of Flax and Rosenfield, a private law firm in Beverly Hills, California. From 1969 to 1973, Mr. Rosenfield served as an attorney in the U.S. Department of Justice. He is a 1969 graduate of DePaul University College of Law.
      Anthony S. Thornley. Mr. Thornley, 58, has served as a Director of the Company since April 2004. He currently is President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He has held those positions since February 2002. He previously served as QUALCOMM’s Chief Financial Officer since 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley received his degree in chemistry from Manchester University, England, and is qualified as a chartered accountant.
      Vote Required. Assuming a quorum is present, the seven nominees receiving the highest number of votes cast at the Annual Meeting will be elected as directors.
      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.
Committees of the Board of Directors
      The Board of Directors currently has five standing committees. They are the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee, the Finance Committee and the Nominating and Corporate Governance Committee. The Board of Directors has adopted written charters for each of the Committees. A copy of each of the charters is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance. Upon request, the Company will provide to any person without charge a copy of such charters. Any such requests may be made by contacting the Company’s Investor Relations Department at the Company’s principal executive offices located at 2180 Rutherford Road, Carlsbad, CA 92008. More detailed information about each committee is set forth below.

      Audit Committee. The Audit Committee currently consists of Messrs. Beard (Chair), Armacost and Thornley. The Board of Directors has determined that each member of the Company’s Audit Committee is independent within the meaning of Item 7(d)(3)(iv)(A)(1) of Schedule 14A under the Securities Exchange Act of 1934 and the applicable listing standards of the New York Stock Exchange. The Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise within the meaning of the rules of the New York Stock Exchange. In addition, the Board of Directors has determined that at least one member of the Audit Committee qualifies as an Audit Committee Financial Expert as defined by Item 401(h)(2) of Regulation S-K. The Board of Directors has designated Anthony S. Thornley as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other members of the Audit Committee make them well qualified to serve on the Company’s Audit Committee. Shareholders should understand that Mr. Thornley’s designation as an Audit Committee Financial Expert is a Securities and Exchange Commission disclosure requirement, and it does not impose on Mr. Thornley any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial expert pursuant to this requirement does not affect the duties, obligations or liabilities of him or any other member of the Audit Committee or the Board.
      The Audit Committee is responsible for representing the Board of Directors in discharging its oversight responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, as well as oversight of the Company’s internal audit function. The Audit Committee also has oversight responsibility with regard to the Company’s legal and regulatory matters and has sole authority for all matters relating to the Company’s independent registered public accounting firm, including the appointment, compensation, evaluation, retention and termination of such firm. A copy of the Audit Committee Charter is set forth as Exhibit A to this Proxy Statement.
      Compensation and Management Succession Committee. The Compensation and Management Succession Committee currently consists of Messrs. Armacost (Chair), Beard and Thornley. All of the members of this Committee are independent directors as determined under the independence standards described above, including the NYSE listing standards. The Committee is responsible for discharging the responsibilities of the Board relating to compensation of the Company’s executives and for assisting the Board with management succession issues and planning. The Committee is also responsible for reviewing the performance of the Company’s Chief Executive Officer and for setting the compensation of the Chief Executive Officer and the Company’s other executive officers.
      Executive Committee. The Executive Committee currently consists of Messrs. Rosenfield (Chair), Baker, Beard and Cushman. As disclosed above, Messrs. Beard and Cushman are deemed to be independent directors and Messrs. Baker and Rosenfield are deemed to be non-independent directors. There is no requirement that the Company have an executive committee or that the members of the committee be independent. The Charter of the Executive Committee provides that a majority of the members be non-management directors and Mr. Baker is the only management director on the Committee. The Committee is responsible for assisting the Board of Directors in discharging its duties to the Company and to the Company’s shareholders. The Committee performs such tasks as the Board of Directors delegates to it from time to time.
      Finance Committee. The Finance Committee currently consists of Messrs. Baker (Chair), Armacost, Beard and Cushman. Other than Mr. Baker, each of the members of this Committee is an independent director as determined under the independence standards described above, including the NYSE listing standards. The Committee is responsible for oversight of the Company’s finance matters, including the Company’s strategic business objectives and initiatives, financial performance, budget, credit facilities, capital structure, investments and banking relationships.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Beard (Chair), Armacost, Baker, Cushman and Kobayashi. All of the members of this Committee are independent directors as determined under the independence standards described above, including the NYSE listing standards. The Committee has responsibility for identifying and recommending to the Board individuals who are qualified to serve on the Board of Directors and has responsibility for making recommendations as to the candidates who should stand for election at each annual meeting of shareholders. The Committee also has responsibility for oversight of the Company’s corporate governance practices, including the Company’s Corporate Governance Guidelines, and evaluation of the effectiveness of the Board and Board Committees.
      The Committee believes that the continuing service of qualified incumbents promotes stability and continuity among the Board of Directors and contributes to the Board’s ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Committee will first consider the Company’s incumbent directors who desire to continue their service on the Board. The Committee will generally recommend to the Board an incumbent director for reelection if the Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described below, (ii) the incumbent director has satisfactorily performed his or her duties as a director during the most recent term and (iii) there exists no reason, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent director should not be reelected.
      If a vacancy becomes available on the Board of Directors as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase the size of the Board, the Committee will proceed to identify candidates who meet the threshold criteria described below. The Committee may use a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. Once a candidate has been identified, the Committee evaluates whether the candidate has the appropriate skills and characteristics to become a director and whether the candidate satisfies the following threshold criteria: (i) a candidate must possess the highest personal and professional ethics, integrity and values; (ii) a candidate must not have any interest that would impair his or her ability to discharge the fiduciary duties of a director; (iii) a candidate must be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) a candidate must be able to devote sufficient time to his or her service as a director. Candidates are also evaluated based upon their independence, education and relevant business and industry experience. These factors, and others, are considered by the Nominating and Corporate Governance Committee in the context of the Board as a whole and in light of the Board’s needs at a particular time.
      If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Company’s Board of Directors, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee c/o the Company’s Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary to the consideration of the candidate. The Nominating and Corporate Governance Committee will review properly submitted shareholder candidates in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board of Directors at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws and who make such nominations in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described at “Shareholder Proposals” in this Proxy Statement.
Lead Independent Director
      In addition to the committees of the Board discussed above, the Board also appoints a Lead Independent Director. Ronald S. Beard is currently the designated Lead Independent Director. The Lead Independent Director coordinates the activities of the independent directors and serves as a liaison between the Chief Executive Officer and the independent directors. The Lead Independent Director also presides at the executive sessions (without management) of the independent directors. A copy of the Charter for the Lead

Independent Director position is available at the corporate governance section of the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance.
Meetings
      During 2004, the Company’s Board of Directors met eight times; the Audit Committee met six times; the Compensation and Management Succession Committee met six times; the Finance Committee met four times; and the Nominating and Corporate Governance Committee met four times. The Executive Committee did not hold any formal meetings during 2004. In addition to meetings, the members of the Board of Directors and its committees sometimes take action by written consent in lieu of a meeting, which is permitted, and discuss Company business without calling a formal meeting. During 2004, each of the Company’s current directors attended in excess of 75% of the meetings of the Board of Directors and committees of the Board of Directors on which he served. All of the Board members are expected to attend the annual meetings of shareholders and all directors attended the 2004 shareholders’ meeting.
Director Compensation
      Directors who are not employees of the Company receive $30,000 per year in base cash compensation, plus reimbursement of expenses, for serving on the Board of Directors. Non-employee directors also receive additional cash compensation in the amount of $1,000 per day for each Board meeting attended and additional cash compensation for each committee meeting attended in the amount of $1,000 per day for each regular member of a committee, and $1,300 per day for the Chair of a committee. The Lead Independent Director also receives an additional $30,000 in base compensation in recognition of the significant amount of time the Lead Independent Director is required to spend on Company business between meetings of the Board.
      The non-employee directors also participate in the Callaway Golf Company 2001 Non-Employee Directors Stock Option Plan (the “2001 Director Plan”), which was approved by the shareholders at the Company’s 2000 annual meeting. Pursuant to the 2001 Director Plan, a non-employee director is automatically granted upon his or her initial election or appointment to the Board an option to purchase 20,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of election or appointment. Thereafter, on each anniversary of the director’s election or appointment, each non-employee director who is expected to continue to serve as such for at least another year will receive an additional option to purchase 6,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Common Stock on such anniversary. Initial options vest 50% upon the first anniversary of a director’s initial election or appointment and 50% upon the second anniversary. Additional options vest 100% after two years from the date of grant. Subject to certain anti-dilution adjustments, a maximum of 500,000 shares have been approved for issuance upon the exercise of stock options granted under the 2001 Director Plan.
      The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s products whenever they play golf. To assist the directors in complying with this policy, non-employee directors are entitled to receive golf club products of the Company, free of charge, for their own personal use and the use of immediate family members living in the director’s home.
      The directors also receive other benefits that are not material in amount, including the right to participate in the Company’s deferred compensation plan.
Communications with the Board
      Shareholders and other interested parties may contact the Company’s Lead Independent Director or the non-management directors as a group (i) by email at: www.non-managementdirectors@callawaygolf.com or (ii) by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. The Corporate Secretary’s office will review all incoming communications and will filter out solicitations and junk mail. All legitimate communications will be forwarded to the Lead Independent Director for distribution to the other non-management directors or for handling as appropriate.

Corporate Governance Guidelines and Code of Conduct
      The Board of Directors has adopted and published on its website its Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Nominating and Corporate Governance Committee is responsible for overseeing these guidelines and for reporting and making recommendations to the Board concerning these guidelines. The Corporate Governance Guidelines cover, among other things, board composition and director qualification standards, responsibilities of the Board of Directors, Board compensation, committees of the Board of Directors and other corporate governance matters.
      The Board of Directors has also adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Company’s Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of, or amendments to, any provision of the Code of Conduct that applies to the Company’s directors and senior financial and executive officers on its website at www.callawaygolf.com.
      Both the Corporate Governance Guidelines and Code of Conduct are available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance and Corporate Overview. Upon request, the Company will provide to any person without charge a copy of the Company’s Corporate Governance Guidelines or Code of Conduct. Any such requests may be made by contacting the Company’s Investor Relations department at the Company’s principal executive offices located at 2180 Rutherford Road, Carlsbad, California 92008.
REPORT OF THE AUDIT COMMITTEE
      The duties and responsibilities of the Audit Committee are set forth in its written charter. In summary, they are:

•	Review and discuss with the outside auditors the scope and results of the annual audit and any reports with respect to interim periods.

•	Review and discuss with management and the outside auditors the annual and quarterly financial statements of the Company, including any significant financial reporting issues and judgments, the effects of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements, disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in reports filed with the Securities and Exchange Commission, and any major issues regarding the Company’s accounting principles and financial statements.

•	Review and discuss the Company’s policies with respect to earnings releases and other disclosures of financial information and/or guidance.

•	Responsibility and sole authority for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention and termination.

•	Approval of all services to be performed by the outside auditors, including pre-approval of any permissible non-audit services.

•	Review and consider the independence of the outside auditors.

•	Obtain and review a report by the outside auditors on their internal quality control procedures and any material issues raised by the most recent internal quality control review or peer review.

•	Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program, and the adequacy and effectiveness of internal controls.

•	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures.

•	Review material pending legal proceedings and material contingent liabilities.

•	Review and discuss the Company’s policies with respect to risk assessment and risk management, and oversee the Company’s legal and regulatory compliance programs, code of conduct, and conflict of interest policies.

•	Establish procedures for handling complaints about accounting, internal controls and audit matters.

•	Evaluate annually the performance of the Audit Committee and the adequacy of its charter.
      In addition to its charter, the Audit Committee has also adopted (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent auditors; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters and the confidential submission by employees regarding any accounting or auditing concerns; (iii) a policy governing the preapproval of audit and non-audit fees and services to be performed by the Company’s independent auditors; and (iv) a written policy requiring management to report to the Committee transactions with the Company’s officers or certain other parties.
      In general, the Audit Committee represents the Board of Directors in discharging its general oversight responsibilities for the Company and its subsidiaries in the areas of accounting, auditing, financial reporting, risk assessment and management, and internal controls. Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process and the Company’s independent auditors are responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent auditors the Company’s annual and quarterly financial statements and financial reporting process and for providing advice, counsel and direction to management and the Company’s independent auditors on such matters based upon the information it receives, its discussions with management and the independent auditors and the experience of the Audit Committee members in business, financial and accounting matters.
      The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to the reliability of the Company’s financial reporting. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.
      During 2004, the Audit Committee met formally six times. Messrs. Armacost and Beard served on the Committee throughout 2004, with Mr. Beard serving as Chairman. Mr. Baker served on the Committee until August 2004 when he was appointed as Chief Executive Officer of the Company and no longer met applicable standards for independence required of members of the Committee. Mr. Thornley joined the Audit Committee in May 2004. The Board has determined that throughout 2004 all members of the Audit Committee met the independence requirements of the New York Stock Exchange during the time they served on the Committee, and that all members of the Audit Committee were financially literate and had accounting or related financial management expertise within the meaning of the NYSE listing standards. In addition, the Audit Committee designated Mr. Thornley as the Audit Committee Financial Expert. Shareholders should understand that this designation is a Securities and Exchange Commission disclosure requirement, and does not impose on Mr. Thornley any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial expert pursuant to this requirement does not affect the duties, obligations or liabilities of him or any other member of the Audit Committee or the Board.
      Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent auditors for 2004. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2004. The Audit Committee discussed with Deloitte the matters that the independent auditors are required to discuss with the Audit Committee pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including (a) the

Company’s significant accounting policies and their application, (b) the reasonableness of management’s accounting estimates and judgments used in the preparation of the Company’s financial statements and (c) the quality of the Company’s accounting procedures and practices.
      In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Although such letter is only required annually, as a matter of procedure the Audit Committee requests that the Company’s independent auditors provide such letter quarterly. The Audit Committee actively engaged in a dialogue with the independent auditors with respect to any disclosed relationships or services that might impact the auditors’ objectivity and independence.
      In accordance with the Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange Commission, it is the Audit Committee’s policy that all non-audit services to be performed by the Company’s independent auditors must be preapproved by the Audit Committee. The Audit Committee approves the use of the Company’s auditors to perform non-audit services only in limited circumstances and the non-audit services that have been approved generally have been audit-related services and tax-related services as are permitted under the Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange Commission. The non-audit services approved by the Audit Committee and performed by Deloitte during 2004 are described in the proxy statement under “Information Concerning Independent Registered Public Accounting Firm — Fees of Independent Registered Public Accounting Firm.” Total fees paid for such non-audit services were $119,000, or 7% of the total amount paid by the Company to its independent outside auditors in 2004. In approving these non-audit services, the Audit Committee considered whether the auditors’ provision of such services during 2004 was compatible with maintaining the auditors’ independence and concluded that it was.
      During the course of 2004, the principal internal auditor and management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Committee received periodic updates provided by the principal internal auditor, management and Deloitte at each regularly scheduled Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Committee regarding the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Ronald S. Beard (Chair)
Samuel H. Armacost
Anthony S. Thornley
The preceding “Report of the Audit Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm
      The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Deloitte has served as the Company’s independent auditors since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2004 and 2003 are set forth below under “Fees of Independent Registered Public Accounting Firm.” Representatives of Deloitte are expected to attend the 2005 Annual Meeting, where they are expected to be available to respond to appropriate questions, and if they desire, to make a statement.
      At the Annual Meeting, shareholders will be asked to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Pursuant to the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange, the Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm. Ratification of this appointment is not required to be submitted to shareholders and a shareholder vote on this matter is advisory only. Nonetheless, as a matter of good corporate governance, the Company is seeking ratification of the appointment of Deloitte. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its appointment of Deloitte. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.
      Vote Required and Recommendation of the Board of Directors
      The affirmative vote of the holders of a majority of shares of Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker “non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
Fees of Independent Registered Public Accounting Firm
      Audit Fees. Audit fees include fees for the audit of the Company’s annual financial statements, fees for the review of the Company’s interim financial statements and fees for the attestation of management’s report on internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also include other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the Commission. The aggregate audit fees billed by Deloitte for 2004 and 2003 were $1,588,000 and $730,000, respectively. The audit fees for 2004 included fees of $796,000 related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
      Audit-Related Fees. Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The aggregate audit-related fees billed by Deloitte for 2004 and 2003 were $75,000 and $514,000, respectively. The fees for 2004 were incurred in connection with (i) due diligence services in connection with the acquisition of Callaway Golf Interactive, Inc. ((f/k/a) Frog Trader, Inc.) and the audit of the financial statements related to such acquisition and (ii) the audit of the financial statements for the Company’s 401(k) Retirement Investment Plan for the year ended December 31, 2003. The fees for 2003 were incurred primarily in connection with (i) the Top-Flite acquisition and the audit of the financial statements and pro forma financial information relating to such acquisition and (ii) the audit of the financial statements for the Company’s 401(k) Retirement Investment Plan for the year ended December 31, 2002.
      Tax Fees. Tax fees include fees for services performed by the professional staff in the tax department of the independent registered public accounting firm except for those tax services that could be classified as audit or audit-related services. The aggregate tax fees billed by Deloitte for 2004 and 2003 were $44,000 and $59,000, respectively. The fees for 2004 and 2003 were for domestic and international tax compliance, tax advice, and tax planning services, including the preparation of amended tax returns.
      All Other Fees. All other fees include fees for all services except those described above. There were no such fees billed by Deloitte in 2004 or 2003.
      None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C).
Policy for Preapproval of Auditor Fees and Services
      The Audit Committee has adopted a policy that all audit, audit-related, tax and any other non-audit service to be performed by the Company’s independent registered public accounting firm must be preapproved by the Audit Committee. It is the Company’s policy that all such services be preapproved prior to the commencement of the engagement. The Audit Committee is also required to preapprove the estimated fees for such services, as well as any subsequent changes to the terms of the engagement. The Audit Committee has also delegated the authority (within specified limits) to the Chair of the Audit Committee to preapprove such services if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair is required to report to the Audit Committee at the following Audit Committee meeting any such services approved by the Chair under such delegation.
      The Audit Committee will only approve those services that would not impair the independence of the independent registered public accounting firm and which are consistent with the rules of the Securities and Exchange Commission. The Audit Committee policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation services, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.
      Under this policy, the Audit Committee meets at least annually to review and where appropriate approve the audit and non-audit services to be performed by the Company’s independent registered public accounting firm. Any subsequent requests to have the independent registered public accounting firm perform any additional services must be submitted in writing to the Audit Committee by the Chief Financial Officer and the Chief Legal Officer, which written request must include an affirmation that the requested services are consistent with the Security and Exchange Commission’s rules on auditor independence.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES
      The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 31, 2005 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (“named executive officer”) and (iv) all directors of the Company, named executive officers and other executive officers of the Company as a group.

	Shares
	Beneficially Owned

Name and Address of Beneficial Owner(1)	Number	Percent

Arrowhead Trust Incorporated, Trustee for the Callaway Golf Company Grantor Stock Trust(2)	6,980,629	9.2%
24 Executive Park, Suite 125
Irvine, CA 92614
Royce & Associates LLC(3)	6,526,778	8.6%
1414 Avenue of the Americas
New York, NY 10019
Goodman & Company, Investment Counsel Ltd.(4)	5,121,340	6.7%
55th Floor, Scotia Plaza
40 King Street West
Toronto, Ontario, Canada M5H 4A9
Sterling Capital Management LLC(5)	4,984,225	6.5%
4064 Colony Road, Suite 300
Charlotte, NC 28211
Samuel H. Armacost(6)	25,000	*
William C. Baker(7)	52,901	*
Ronald S. Beard(8)	27,000	*
John C. Cushman, III(9)	25,000	*
Ronald A. Drapeau(10)	1,068,922	1.4%
Richard C. Helmstetter(11)	763,168	1.0%
Bradley J. Holiday(12)	410,680	*
Patrice Hutin(13)	440,496	*
Yotaro Kobayashi(14)	100,000	*
Steven C. McCracken(15)	640,580	*
Robert A. Penicka(16)	320,295	*
Richard L. Rosenfield(17)	70,100	*
Anthony S. Thornley (18)	10,000	*
All directors, named executive officers and other executive officers as a group (14 persons)(19)	4,062,941	5.3%

*	Less than one percent

(1)	Except as otherwise indicated, the address for all persons shown on this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. Furthermore, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table includes shares issuable upon exercise of options if the options may be exercised on or before May 30, 2005, irrespective of the price at which the Company’s Common Stock is trading on the New York Stock Exchange. Consequently, included in the number of shares beneficially owned are shares issuable upon the exercise of options where the exercise price of the options is above the trading price of the Company’s Common Stock on the New York Stock Exchange. The closing price of the Company’s Common Stock on the New York Stock Exchange on March 31, 2005 was $12.80.

(2)	The Callaway Golf Company Grantor Stock Trust (the “GST”) holds Company Common Stock pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and Arrowhead Trust Incorporated (the “Trustee”) disclaim beneficial ownership of all shares of Common Stock. The Trustee has no discretion in the manner in which the Company’s Common Stock held by the GST will be voted. The trust agreement provides that employees who hold unexercised options as of the Record Date under the Company’s stock option plans and employees who have purchased stock under the Company’s Employee Stock Purchase Plan during the twelve months preceding the Record Date will, in effect, determine the manner in which shares of the Company’s Common Stock held in the GST are voted. The Trustee will vote the Common Stock held in the GST in the manner directed by those employees who submit voting instructions for the shares.

The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. If all employees entitled to submit such instructions do so, as of March 25, 2005, the following named executive officers and group would have the right to direct the vote of the following approximate share amounts: William C. Baker — 392,000, Richard C. Helmstetter — 530,000, Steven C. McCracken — 572,000, Bradley J. Holiday — 429,000, Robert A. Penicka — 429,000, and all executive officers as a group 2,352,000. If less than all of the eligible employees submit voting instructions, then the foregoing amounts would be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and not disclosed to any person including the Company.

(3)	This information is based upon a Schedule 13G/ A filed by Royce & Associates LLC with the Securities and Exchange Commission on January 21, 2005. This schedule also reported that Royce & Associates LLC has sole voting and dispositive power with respect to all such shares.

(4)	This information is based upon a Schedule 13G filed by Goodman & Company, Investment Counsel Ltd with the Securities and Exchange Commission on March 10, 2005. This schedule also reported that Goodman & Company, Investment Counsel Ltd has sole voting and dispositive power with respect to all such shares.

(5)	This information is based upon a Schedule 13G filed by Sterling Capital Management LLC with the Securities and Exchange Commission on January 6, 2005. Sterling Capital Management LLC is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. Sterling MGT, Inc. is the managing member of Sterling Capital Management LLC. Eduardo A. Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen are controlling shareholders of Sterling MGT, Inc. Sterling Capital Management LLC, Sterling MGT, Inc. and all of the forgoing named controlling shareholders of Sterling MGT, Inc. are reported to be beneficial owners of all shares and to have shared voting power and dispositive power with respect to all shares.

(6)	Includes 20,000 shares issuable upon exercise of options held by Mr. Armacost, which are currently exercisable or become exercisable on or before May 30, 2005.

(7)	Includes 42,000 shares issuable upon exercise of options held by Mr. Baker, which are currently exercisable or become exercisable on or before May 30, 2005. Includes 50 shares held by Mr. Baker’s spouse.

(8)	Includes 26,000 shares issuable upon exercise of options held by Mr. Beard, which are currently exercisable or become exercisable on or before May 30, 2005. Includes 1,000 shares that are held by Mr. Beard and his wife as joint tenants.

(9)	Includes 20,000 shares issuable upon exercise of options held by Mr. Cushman, which are currently exercisable or become exercisable on or before May 30, 2005. All shares are held jointly with his spouse.

(10)	Includes 1,050,000 shares issuable upon exercise of options held by Mr. Drapeau, which are currently exercisable or become exercisable on or before May 30, 2005. Includes 1,700 shares held by

Mr. Drapeau’s spouse. Also includes 12,000 shares held by the Drapeau Family Trust for which Mr. Drapeau is a trustee with voting and dispositive power over such shares. Mr. Drapeau resigned as Chairman and Chief Executive Officer of Callaway Golf Company effective August 2, 2004.

(11)	Includes 541,667 shares issuable upon exercise of options held by Mr. Helmstetter, which are currently exercisable or become exercisable on or before May 30, 2005. Also includes 221,501 shares held by the Helmstetter Family Trust for which Mr. Helmstetter is a trustee with voting and dispositive powers over such shares.

(12)	Includes 408,334 shares issuable upon exercise of options held by Mr. Holiday, which are currently exercisable or become exercisable on or before May 30, 2005.

(13)	Includes 440,000 shares issuable upon exercise of options held by Mr. Hutin, which are currently exercisable or become exercisable on or before May 30, 2005. Mr. Hutin resigned as President and Chief Operating Officer of Callaway Golf Company effective November 8, 2004.

(14)	Represents 100,000 shares issuable upon exercise of options held by Mr. Kobayashi, which are currently exercisable or become exercisable on or before May 30, 2005.

(15)	Includes 600,001 shares issuable upon exercise of options held by Mr. McCracken, which are currently exercisable or become exercisable on or before May 30, 2005. Includes 26,466 shares held by the McCracken/ Waggener Family Trust for which Mr. McCracken is a trustee with voting and dispositive powers over such shares. Also includes 1,500 shares held by Mr. McCracken’s spouse and 550 shares held for the benefit of Mr. McCracken’s children.

(16)	Includes 309,000 shares issuable upon exercise of options held by Mr. Penicka, which are currently exercisable or become exercisable on or before May 30, 2005.

(17)	Includes 42,000 shares issuable upon exercise of options held by Mr. Rosenfield, which are currently exercisable or become exercisable on or before May 30, 2005. Includes 8,000 shares held in a trust for the benefit of Mr. Rosenfield’s children and 50 shares held by Mr. Rosenfield’s spouse.

(18)	Includes 10,000 shares issuable upon exercise of options held by Mr. Thornley, which are currently exercisable or become exercisable on or before May 30, 2005.

(19)	Includes 3,717,336 shares issuable upon exercise of options held by these individuals, which are currently exercisable or become exercisable on or before May 30, 2005.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
      The following table shows the compensation paid by the Company to its Chief Executive Officer, its former Chief Executive Officer, its former President and Chief Operating Officer and the other four most highly compensated executive officers of the Company for the years presented.

					Long-Term Compensation Awards
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)	(#)	($)

William C. Baker(2)	2004	$292,307	$—	$1,433	$—	506,000	$40,100
Chairman and Chief	2003	—	—	—	—	6,000	71,500
Executive Officer	2002	—	—	—	—	6,000	55,400
Ronald A. Drapeau(3)	2004	762,260	—	10,415	—	125,000	671,244
Former Chairman and Chief	2003	733,654	350,000	—	—	125,000	41,243
Executive Officer	2002	700,000	250,000	335	—	125,000	15,908
Richard C. Helmstetter(4)	2004	600,000	—	106,522	—	100,000	24,189
Vice Chairman and Senior	2003	600,000	170,000	106,891	—	100,000	34,721
Executive Vice President	2002	608,937	150,000	116,313	—	100,000	18,269
Steven C. McCracken(5)	2004	550,000	—	14,844	—	100,000	20,063
Senior Executive Vice President	2003	514,795	175,000	—	—	100,000	31,417
Chief Legal Officer and Secretary	2002	500,000	125,000	—	—	100,000	17,553
Bradley J. Holiday(6)	2004	500,000	—	11,173	—	100,000	21,016
Senior Executive Vice President	2003	429,589	145,000	—	—	75,000	29,246
and Chief Financial Officer	2002	400,000	100,000	—	—	75,000	17,210
Robert A. Penicka(7)	2004	500,000	—	9,654	—	200,000	14,620
Senior Executive Vice President	2003	418,864	145,000	12,716	—	75,000	76,982
and Chief Operating Officer	2002	275,000	100,000	469	—	75,000	17,254
Patrice Hutin(8)	2004	550,000	—	22,789	—	100,000	17,140
Former President and	2003	479,589	150,000	—	—	75,000	91,429
Chief Operating Officer	2002	335,770	90,000	—	—	150,000	133,791

(1)	Consistent with the rules of the Securities and Exchange Commission, certain perquisites and other personal benefits are specifically identified in a footnote only if the aggregate amount of such items for a covered year is at least 10% of the total of annual salary and bonus for the named executive officer for such period or $50,000, whichever is less, and are at least 25% of the total of such perquisites and personal benefits reported for a named executive officer.

(2)	Effective August 2, 2004, Mr. Baker was appointed as Chairman and Chief Executive Officer. Prior to Mr. Baker’s appointment, he served as a member of the Board of Directors of the Company. Mr. Baker’s All Other Compensation for 2004, 2003 and 2002 represents compensation he earned as a director of the Company for such periods. Mr. Baker’s stock options for 2004 include a grant for 6,000 shares which were granted to him as a Board member before he became Chief Executive Officer and a grant for 500,000 shares granted to him in connection with his appointment as Chief Executive Officer. The terms of Mr. Baker’s stock option grant for 500,000 shares provide that they vest, subject to his continued employment in good standing, in three equal annual installments on the first, second and third anniversaries of the date of grant. The vesting schedule is not accelerated upon a change in control or termination of employment, and unvested options will be cancelled upon the termination of Mr. Baker’s employment (which is expected to coincide with the hiring of a new Chief Executive Officer pursuant to the Company’s currently ongoing search). Notwithstanding the foregoing, the terms of the grant also provide for a minimum vesting of 50,000 shares except under certain limited circumstances.

(3)	Mr. Drapeau’s 2004 and 2003 Salary includes salary paid for accrued but unused vacation hours in the amounts of $188,000 and $33,654, respectively. The amount paid to Mr. Drapeau in 2003 for unused vacation was used by Mr. Drapeau to make a charitable contribution to the Callaway Golf Foundation in the amount of $26,192 and pay the applicable taxes on such vacation payout. Mr. Drapeau’s All Other Compensation for 2004 represents (i) a one-time lump sum payment of $500,000 in connection with Mr. Drapeau’s separation from the Company, (ii) salary continuation payments in the amount of $148,077, (iii) payment of the Company’s matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $13,000, (iv) Company paid premiums for disability insurance in the amount of $3,916 and (v) Company paid premiums for group term life insurance of $6,251.

(4)	Mr. Helmstetter’s 2002 Salary includes payment for accrued but unused vacation hours in the amount of $8,937. Mr. Helmstetter’s Other Annual Compensation for 2004, 2003 and 2002 includes reimbursement of personal travel expenses in the approximate amount of $100,000 for each year. Mr. Helmstetter’s All Other Compensation for 2004 represents payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $13,000, (ii) Company paid premiums for group term life insurance of $7,920 and (iii) Company paid premiums for disability insurance in the amount of $3,269.

(5)	Mr. McCracken’s All Other Compensation for 2004 represents (i) payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $13,000, (ii) Company paid premiums for group term life insurance of $4,140 and (iii) Company paid premiums for disability insurance in the amount of $2,923.

(6)	Mr. Holiday’s All Other Compensation for 2004 represents payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $13,000, (ii) Company paid premiums for group term life insurance of $4,140 and (iii) Company paid premiums for disability insurance in the amount of $3,876.

(7)	Mr. Penicka’s All Other Compensation for 2004 represents (i) payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $13,000 and (ii) Company paid premiums for disability insurance in the amount of $1,620. All Other Compensation for 2003 includes payment of relocation expenses in the amount of $62,935 in connection with Mr. Penicka’s relocation (at the Company’s request) to the Company’s Top-Flite facilities in Chicopee, Massachusetts.

(8)	Mr. Hutin resigned as President and Chief Operating Officer as of November 2004. Mr. Hutin’s All Other Compensation for 2004 represents Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $13,000 and Company paid premiums for group term life insurance in the amount of $4,140. All Other Compensation for 2003 includes payment of $61,616 representing a portion of Mr. Hutin’s relocation expenses in connection with Mr. Hutin’s relocation (at the Company’s request) from Europe to the United States. All Other Compensation for 2002 includes payment of $56,000 representing the balance of Mr. Hutin’s relocation expenses and Company payments for foreign group personal pension of $51,800.

Option Grants in 2004
      The following table provides information on option grants made in fiscal year 2004 to the executive officers named in the Summary Compensation Table.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

		% of Total
	Number of Securities	Options
	Underlying	Granted to	Exercise or		Grant Date
	Options Granted	Employees	Base Price	Expiration	Present Value
Name	(#)(1)	in Fiscal Year	($/Sh)	Date(3)	($)(4)

William C. Baker(2)	500,000	18.1%	$11.62	11/23/2014	$1,737,500
	6,000	0.2%	$19.23	01/26/2014	$36,168
Ronald A. Drapeau	125,000	4.5%	$17.91	01/30/2014	$701,750
Richard C. Helmstetter	100,000	3.6%	$17.91	01/30/2014	$561,400
Steven C. McCracken	100,000	3.6%	$17.91	01/30/2014	$561,400
Bradley J. Holiday	100,000	3.6%	$17.91	01/30/2014	$561,400
Robert A. Penicka	100,000	3.6%	$17.91	01/30/2014	$561,400
	100,000	3.6%	$11.89	11/29/2014	$355,500
Patrice Hutin	100,000	3.6%	$17.91	01/30/2014	$561,400

(1)	The terms of these stock options (except for those issued to Mr. Baker, see Note 2) provide that one-third of the shares underlying the stock option would vest on each of the first, second and third anniversaries of the date of grant. The executive officer employment agreements also generally provide for accelerated vesting if the employee is terminated by the Company for convenience or by the employee for substantial cause. In addition, all such options vest in full immediately prior to a change in control of the Company.

(2)	The terms of Mr. Baker’s stock option grant for 500,000 shares provide that they vest, subject to his continued employment in good standing, in three equal annual installments on the first, second and third anniversaries of the date of grant. The vesting schedule is not accelerated upon a change in control or termination of employment, and unvested options will be cancelled upon the termination of Mr. Baker’s employment (which is expected to coincide with the hiring of a new Chief Executive Officer pursuant to the Company’s currently ongoing search). Notwithstanding the foregoing, the terms of the grant also provide for a minimum vesting of 50,000 shares except under certain limited circumstances. Mr. Baker’s stock option for 6,000 shares was granted to him as a Board member before he became Chief Executive Officer. The terms of this stock option provide that 6,000 of the shares underlying the stock option would vest on January 26, 2006.

(3)	The options expire on the date set forth in this column, unless the named executive officer’s employment with the Company is terminated prior to such date. Upon termination of employment, the named executive officer generally has one year from the date of termination to exercise his vested options. In addition, the options may be cancelled and rescinded and proceeds may be forfeited if the named executive officer improperly discloses or misuses confidential information or trade secrets of the Company.

(4)	These options were valued as of the date of grant based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions which varied based on the date of grant: (a) expected volatility of 42.6% - 44.7%; (b) risk-free interest rate of 2.45% - 2.75%; (c) dividend yield of 1.7% - 1.9%; and (d) expected term of 3 - 4 years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimates, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of the grants described above.

2004 Option Exercises and Year-End Values
      The following table provides information on options exercised during 2004 by the executive officers named in the Summary Compensation Table and unexercised options held by such persons at December 31, 2004.

	Option Exercises		Number of Securities
	During 2004		Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William C. Baker	—	$—	36,000	512,000	$25,150	$2,642,300
Ronald A. Drapeau	—	$—	1,075,000	—	$1,301,625	$—
Richard C. Helmstetter	120,000	$292,100	491,667	199,999	$595,792	$316,330
Steven C. McCracken	50,000	$181,000	530,001	199,999	$745,545	$316,330
Bradley J. Holiday	—	$—	325,000	175,000	$774,500	$237,250
Robert A. Penicka	—	$—	229,666	275,000	$290,936	$733,250
Patrice Hutin	—	$—	440,000	—	$865,313	$—

(1)	Represents the spread between the aggregate exercise price and assumed aggregate market value using the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2004 ($13.50).
Employment Agreements and Termination of Employment Arrangements
      Mr. Baker. The Company entered into a compensation agreement with Mr. Baker effective August 2, 2004 to serve as interim Chief Executive Officer from August 2, 2004 until such time as a new Chief Executive Officer takes office, or until otherwise determined by the Board of Directors in its sole discretion. The compensation agreement requires Mr. Baker to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Baker is entitled to receive an annual salary, which is currently $800,000. In addition, Mr. Baker shall have an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors. Mr. Baker is also entitled to certain other perquisites and benefits, including paid time off and participation in the Company’s health and welfare plans and compensation and retirement plans. There is no change in control arrangement in Mr. Baker’s agreement. The agreement provides for no severance upon termination of Mr. Baker’s employment.
      Mr. Helmstetter. The Company has an employment agreement with Mr. Helmstetter for a term currently scheduled to continue through December 31, 2007, subject to certain automatic one-year extensions unless terminated at the discretion of the parties. Mr. Helmstetter is Vice Chairman and Senior Executive Vice President of the Company. The agreement requires Mr. Helmstetter to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Helmstetter to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Helmstetter is entitled to receive an annual salary of $600,000 (subject to increase at the discretion of the Company) and an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors. Mr. Helmstetter is also entitled to certain other perquisites and benefits, including reimbursement up to $100,000 per year for certain personal travel expenses, paid time off, golf club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Helmstetter’s employment is terminated by the Company for convenience or by Mr. Helmstetter for substantial cause (i.e. because of a material breach by the Company or a diminishment of his responsibilities), he will be entitled to the immediate vesting of all unvested stock options. Furthermore, if the termination is by Mr. Helmstetter for substantial cause, he will be entitled to receive certain severance benefits and perquisites and the continued payment of his full base salary and non-discretionary bonuses, if any, for the remainder of the term of the agreement. In addition, if the agreement expires by its terms or is terminated for convenience by either the Company or Mr. Helmstetter, Mr. Helmstetter will become an exclusive consultant to the Company pursuant to a separate 10-year consulting agreement, at an annual compensation equal to one-half of Mr. Helmstetter’s base salary in effect in the final year of the employment agreement. Under the employment agreement, Mr. Helmstetter also has assigned perpetually to the Company all of his rights and title to the commercial use of his name, likeness, image, character, identity and signature. If the employment agreement expires or terminates prior to December 31, 2012 because (i) the Company has elected to discontinue the automatic one-year extensions of the agreement, (ii) the Company has terminated the agreement for convenience or (iii) Mr. Helmstetter has terminated the agreement for substantial cause, then as additional consideration for the assignment of such rights, Mr. Helmstetter will be entitled to receive the difference between the severance payments otherwise due under the employment agreement and the base salary and non-discretionary bonuses Mr. Helmstetter would have received under the employment agreement through December 31, 2012. In lieu of these payments, the Company may elect to return to Mr. Helmstetter these commercial use rights. For Mr. Helmstetter’s rights upon a change in control, see below “Change in Control Arrangements.”
      Mr. McCracken. The Company has an employment agreement with Mr. McCracken for a term currently scheduled to continue through December 31, 2005, subject to certain automatic one-year extensions unless terminated at the discretion of the parties. Mr. McCracken is Senior Executive Vice President, Chief Legal Officer and Secretary of the Company. The agreement requires Mr. McCracken to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. McCracken to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. McCracken is entitled to receive an annual salary of $550,000 and an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors. Mr. McCracken is also entitled to certain other perquisites and benefits, including paid time off, golf club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. McCracken’s employment is terminated by the Company for convenience or by Mr. McCracken for substantial cause (i.e. because of a material breach by the Company), he may be entitled to receive payments of his full base salary for a period equal to the greater of 24 months or the remainder of the term of the agreement and the immediate vesting of all unvested stock options. For Mr. McCracken’s rights upon a change in control, see below “Change in Control Arrangements.”
      Mr. Holiday. The Company has an employment agreement with Mr. Holiday for a term currently scheduled to continue through December 31, 2005, subject to certain automatic one-year extensions unless terminated at the discretion of the parties. Mr. Holiday is Senior Executive Vice President and Chief Financial Officer of the Company. The agreement requires Mr. Holiday to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Holiday to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Holiday is entitled to receive an annual salary of $500,000 and an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors. Mr. Holiday is also entitled to certain other perquisites and benefits, including paid time off, golf club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Holiday’s employment is terminated by the Company for convenience or by Mr. Holiday for substantial cause (i.e. because of a material breach by the Company), he may be entitled to receive payments of his full base salary for a period equal to the greater of 12 months or the remainder of the term of the agreement and the immediate vesting of all unvested stock options. For Mr. Holiday’s rights upon a change in control, see below “Change in Control Arrangements.”
      Mr. Penicka. The Company has an employment agreement with Mr. Penicka for a term currently scheduled to continue through December 31, 2006. Mr. Penicka is Senior Executive Vice President and Chief Operating Officer of the Company. The agreement requires Mr. Penicka to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Penicka to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Penicka is entitled to receive an annual salary of $500,000 and an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors. Mr. Penicka is also entitled to certain other perquisites and benefits, including paid time off, golf club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Penicka’s employment is terminated by the Company for convenience or by Mr. Penicka for substantial cause (i.e. because of a material breach by the Company), he may be entitled to receive payments of his full base salary for a period of 24 months and the immediate vesting of all unvested long-term incentive awards. For Mr. Penicka’s rights upon a change in control, see below “Change in Control Arrangements.” Mr. Penicka received a relocation incentive bonus in the amount of $150,000 and reimbursement of moving expenses in connection with his relocation back to the Company’s facilities in Carlsbad, California.
Change in Control Arrangements
      To better assure that they would continue to provide independent leadership consistent with the Company’s best interests in the event of an actual or threatened change in control of the Company, the Company’s employment agreements with its officers, including the named executive officers, provide certain protections in the event of a change in control. A “change in control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board of Directors cease to constitute a majority of the Board of Directors, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company. If a change in control occurs before the termination of Messrs. McCracken’s or Holiday’s employment agreement, then the unexpired employment agreement will be automatically extended such that the initial term of the agreement shall be deemed to be for three years, commencing on the date of the change in control. If a change in control occurs before the termination of Mr. Helmstetter’s employment agreement, then the unexpired employment agreement will be automatically continued in the same form and substance as in effect immediately prior to the change in control. In addition, if within one year following a change in control there is a termination event with respect to Messrs. Helmstetter, McCracken, Holiday or Penicka, then such affected executive officer shall be deemed to be terminated for the Company’s convenience and shall be entitled to the payments to which he is entitled for a termination by the Company for convenience as described above under “Employment Agreements and Termination of Employment Arrangements.” A “termination event” means the occurrence of any of the following: (i) the termination or material breach of the employment agreement by the Company; (ii) failure by the successor company to assume the employment agreement; (iii) any material diminishment in the position or duties of the executive officer; (iv) any reduction in compensation or benefits; or (v) any requirement that the executive officer relocate his principal residence.
      In addition, the terms governing the stock options granted to each of the named executive officers (other than Mr. Baker) generally provide for the immediate vesting of options immediately prior to a change in control (as described above). The Company also has agreed to indemnify all officers, including the named executive officers, for payment by the Company of amounts sufficient to offset certain excise taxes incurred in connection with payments received as a result of a change in control. The Company’s 401(k) Retirement Investment Plan also provides for full vesting of all participant accounts immediately prior to a change in control.
Separation Arrangements
      Mr. Drapeau. In connection with Mr. Drapeau’s separation from the Company, pursuant to the terms of his employment agreement, his unvested stock options were vested, and he is entitled to payment of his full base salary for a period of 24 months following termination of his employment provided he chooses not to engage in a competing business and he continues to comply with certain covenants and agreements under the employment agreement. In connection with his separation from the Company, the Company and Mr. Drapeau also entered into a separation agreement in consideration, among other things, of Mr. Drapeau’s execution of an unconditional and irrevocable release of claims against the Company. Pursuant to the terms of the Separation Agreement, the Company has agreed to (i) pay Mr. Drapeau a one-time cash payment of $500,000, (ii) pay the cost of Cal-COBRA continuation health coverage for Mr. Drapeau and his spouse for a period of up to 18 months after the end of continuing coverage under COBRA, (iii) purchase Mr. Drapeau’s existing primary residence and (iv) in the event of a change in control, pay Mr. Drapeau the net present value of all unpaid remaining payments due under his employment agreement. The Company purchased Mr. Drapeau’s residence at a cost of approximately $1.7 million and the Company expects to close on the sale of the residence in April 2005 for a sale price of approximately $1.8 million.
      Mr. Hutin. In connection with Mr. Hutin’s separation from the Company, pursuant to the terms of his employment agreement, his unvested stock options were vested, and he is entitled to payment of his full base salary for a period of 12 months following termination of his employment provided he chooses not to engage in a competing business and he continues to comply with certain covenants and agreements under the employment agreement. In connection with his separation from the Company, the Company and Mr. Hutin also entered into a separation agreement in consideration, among other things, of Mr. Hutin’s execution of an unconditional and irrevocable release of claims against the Company. Pursuant to the terms of the Separation Agreement, the Company has agreed to provide Mr. Hutin with the following: (i) a one-time cash payment of $150,000 to assist Mr. Hutin with his relocation to France, (ii) an additional sum of approximately $42,000 for tax preparation assistance, outplacement assistance and French health insurance premiums for a transition period, (iii) the payment of life insurance premiums for a transition period and (iv) certain other non-cash benefits.
Compensation Committee Interlocks and Insider Participation
      The Company’s executive officer compensation matters are currently handled by the Compensation and Management Succession Committee. Until May 25, 2004, the committee was comprised of the following directors: Messrs. Baker, Beard, Kobayashi and Rosenfield. At that time, all of the members of the committee were determined to be independent and there were no compensation committee interlocks. On May 25, 2004, following the election of the Board of Directors at the 2004 Annual Meeting of Shareholders, the new Board committees were constituted and Messrs. Armacost, Beard, Rosenfield and Thornley were appointed as members of the new Compensation and Management Succession Committee. All of the members of the committee were determined to be independent and there were no compensation committee interlocks.
      Effective August 2, 2004, the Board appointed Mr. Baker as Chairman and Chief Executive Officer of the Company. Mr. Baker’s appointment as Chief Executive Officer affected the status of Mr. Rosenfield as an independent director due to Mr. Baker’s service on the compensation committee of California Pizza Kitchen, Inc., where Mr. Rosenfield is co-chief executive officer. Mr. Rosenfield therefore resigned from the committee effective August 2, 2004. The committee is currently comprised of Messrs. Armacost, Beard and Thornley, each of whom has been determined to be independent, and there are no compensation committee interlocks.

REPORT OF THE COMPENSATION AND
MANAGEMENT SUCCESSION COMMITTEE
      This report covers the following topics:

(1)	The role of the Compensation and Management Succession Committee;

(2)	The Company’s guiding principles for executive compensation;

(3)	The components of the Company’s current executive compensation plan;

(4)	Compensation of executives other than the Chief Executive Officer in 2004;

(5)	Compensation of the Chief Executive Officer in 2004; and

(6)	Certain other information related to executive compensation.

1.	The Role of the Compensation and Management Succession Committee
      The responsibility for fixing the compensation of the Company’s executives has been delegated by the Board of Directors to the Compensation and Management Succession Committee (the “Compensation Committee”). The Compensation Committee consists entirely of independent, non-employee directors. No former employees of the Company serve on the Compensation Committee. The Compensation Committee has retained an independent consultant to assist it in fulfilling its responsibilities. This consultant is engaged by, and reports directly to, the Compensation Committee.
      In accord with its written charter, the Compensation Committee has the following specific duties and responsibilities:

•	Oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives for management and employees.

•	Administer and make recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans and approve, amend or modify the terms of any compensation or benefit plan that does not require shareholder approval.

•	Administer the Company’s employee stock purchase plans and the Company’s other incentive compensation plans and equity-based compensation plans, including granting awards under any such plans.

•	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate his performance in light of those goals and objectives, and set his compensation level based on this evaluation.

•	Set the compensation of other executive officers based upon the recommendation of the Chief Executive Officer.

•	Review and approve employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements.

•	Review periodically succession plans relating to positions held by executive officers, and make recommendations to the Board regarding the selection of individuals to fill these positions.

•	Annually evaluate the performance of the Compensation Committee and the adequacy of the Compensation and Management Succession Committee charter.

•	Perform such other duties and responsibilities as are consistent with the purpose of the Compensation Committee or as may be assigned from time to time by the Board.
      The Compensation Committee sets the Company’s compensation principles that guide the design of compensation plans and programs applicable to employees at all levels of the organization. In discharging its role in the area of compensation, the Compensation Committee periodically benchmarks the ongoing competitiveness of the Company’s executive and other compensation programs. Currently the Compensation Committee compares officer compensation levels with those of a group of 14 companies (the “Compensation

Comparison Group”) and with other relevant benchmarks. The Compensation Comparison Group consists of companies that are in the consumer discretionary goods sector and which have similar business characteristics as compared to the Company. The Compensation Committee at least annually reviews the performance of the Chief Executive Officer and the senior leadership team.
      In the area of succession planning, the Compensation Committee works with the Chief Executive Officer to consider succession candidates for key positions in senior management, including the chief executive position, and to develop broad programs for succession planning throughout the Company. In discharging its role in the area of succession planning, the Compensation Committee meets with the Chief Executive Officer regularly to discuss updates to the Company’s succession planning at key executive positions.

2.	Guiding Principles for Executive Compensation
      The Company’s executive compensation programs are designed to attract, retain, motivate and appropriately reward the talented individuals the Company needs to achieve and maintain a leadership position in the businesses where it chooses to compete. They are also intended to align the interests of employees, including top management, with those of long-term shareholders of the Company. The following principles influence and guide the Company’s compensation practices, including those applicable to executives:

Compensation should be related to performance.
      The Company has followed a practice of linking compensation, including executive compensation, to individual levels of performance as well as to the performance of the Company as a whole. In particular, the short-term (annual) incentive compensation element is tied directly to both corporate performance and individual performance, and the long-term incentive compensation element is tied to long-term corporate performance. Under the Company’s plans, performance above targeted or benchmarked standards results in increased total compensation, and performance below targeted or benchmarked standards results in decreased total compensation.

Compensation should reflect position and responsibility, and incentive compensation should be a greater part of total compensation for more senior positions.
      Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. Thus, individuals with greater roles and responsibilities associated with achieving the Company’s performance targets should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are surpassed.

Incentive compensation should drive a balance between short-term and long-term performance.
      The Company’s compensation plans focus employees on achieving strong short-term (annual) performance in a manner that supports and ensures the Company’s long-term success and profitability. To reward a balanced approach, the Company uses both short-term (annual) incentives and long-term incentives, with participation in the long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence on the Company’s strategic direction and results over time.

Compensation levels should be sufficiently competitive to attract and retain the talent needed.
      The Company’s overall compensation levels are targeted to attract the type of talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. In general, this will mean that total compensation should be at or above the median for the Company’s Compensation Comparison Group and other appropriate benchmarks.

Employees should have the opportunity to own the Company’s stock.
      The Company provides all employees with the opportunity to become shareholders and thereby further align their interests with the interests of other shareholders. These avenues have included a stock purchase plan which enables employees to purchase Company stock at a discount through payroll deductions, and a 401(k) savings plan that permits participating employees to invest, on a purely voluntary basis, in Company stock. Executives and key employees participate in stock-based compensation plans, including stock option plans, which provide additional opportunities to own the Company’s stock.

The tax deductibility of compensation should be maximized where appropriate.
      The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation, and the Company believes that all compensation paid in 2004 qualified for deductibility. On occasion in the past some of the Company’s compensation to its Chief Executive Officer or to one of its four other most highly compensated executive officers has not been deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any fiscal year. The Compensation Committee reviews its compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, the Compensation Committee may approve compensation in the future, as it has in the past, that does not qualify for deductibility where it is appropriate to do so in light of other competing interests and goals or where, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the Company’s compensation plans, or a part of them, fail to qualify.

3.	Components of the Executive Compensation Plan
      In November 2001 the Compensation Committee approved an Executive Compensation Plan that had three elements: Base Salary and Benefits; Short-Term (Annual) Incentives; and Long-Term Incentives. Each element is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation. For example, the portion of total compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility, while, at the same time, making a greater percentage of an executive’s compensation tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. For the Chief Executive Officer and the named executive officers, the targeted mix of total compensation is approximately 30% Base Salary and Benefits, 20% Short Term (Annual) Incentives, and 50% Long Term Incentives.
      In 2004 the Compensation Committee undertook a comprehensive review of the Company’s Executive Compensation Plan with the assistance of management and an independent consultant. That review is ongoing, and it is expected that the plan will be modified as appropriate in 2005. See further discussion below.

Base Salary and Benefits.
      Base salaries are set after a review of market data for each executive position. To assess market rates, the Company uses survey data, empirical data based upon testing the marketplace, and information associated with the Compensation Comparison Group. Base salaries are reviewed annually and adjustments are made as required to recognize outstanding individual performance, expanded duties, or changes in the competitive marketplace.
      Benefits are also established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent. The Company’s primary benefits for executives include participation in the Company’s 401(k) savings plan, the Company’s health, dental and vision plans, the executive deferred compensation plan, the employee stock purchase plan, and various insurance plans, including disability and life insurance. The Company also covers the costs of some tax planning services.

Consistent with the Company’s position as a leader in the golf industry, many executives are provided subsidized golf club memberships.

Short-Term (Annual) Incentives.
      The Chief Executive Officer and the other executive officers are eligible to receive annual bonuses based upon corporate and individual performance. All annual bonuses are discretionary, with the Compensation Committee establishing bonuses for the Chief Executive Officer and other executive officers and reviewing the recommendations of the Chief Executive Officer for the other members of the executive team.
      In 2004 the Company accrued an Officer Bonus Pool throughout the year based upon its performance in three areas: growth in sales, return on sales and return on assets. Of these three factors, return on sales was weighted most heavily, and a minimum return on sales of 7% and a minimum return on assets of 11% were required before any accrual was made based upon growth in sales. Accruals based upon each performance factor were aggregated, with no minimum or cap on the amount that could be accrued for each performance factor or for the pool as a whole. Unusual non-ongoing adjustments associated with the Top-Flite acquisition were excluded from the calculation. The Compensation Committee believed that this mixture of performance factors and weighting and the focus on the Company’s ongoing business achieved a desired balanced focus on both the short-term and the long-term performance of the Company.
      The Executive Compensation Plan has target bonus amounts of 75% and 50% of aggregate base salary for the Chief Executive Officer and the other executive officers, respectively, reflecting their positions and roles within the Company. Depending upon the Company’s performance as reflected in the Officer Bonus Pool, actual target bonus amounts in any year can be less or more. The actual bonus paid may deviate from the adjusted target amount based upon an officer’s individual performance in achieving his or her corporate objectives for the year.

Long-Term Incentives.
      Long-term incentives are necessary for retaining executives while motivating them in ways consistent with the interests of long-term holders of the Company’s stock. Historically the Company has used the award of stock options as the best way to achieve these goals. Annual grants have been awarded early in each year based upon position and rank. Pursuant to the Executive Compensation Plan, annual grants have been targeted at 125,000 and 100,000, for the Chief Executive Officer and the other named executive officers, respectively, although actual amounts may vary depending upon an officer’s individual performance, retention considerations or other special factors. Options are priced at the market value of the stock on the date of grant, vest over time (generally over a three-year period), and expire upon the passage of time (generally ten years) or following the termination of employment. Based on a review of competitive practices and the Company’s past experience, the Company’s long-term incentive plan is being modified.

Executive Deferred Compensation Plan.
      The Company maintains an Executive Deferred Compensation Plan that allows certain employees, including the named executive officers, to defer receipt of their salary and/or annual incentive payments into cash accounts that mirror the gains and/or losses of several different investment funds selected by the Company. The Company is not required to make any contributions to the Executive Deferred Compensation Plan. The Plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the Plan from the general assets of the Company.

4.	2004 Compensation of Executive Officers Other Than the Chief Executive Officer
      Executive compensation in 2004 was tied to corporate and individual performance, and was paid in accordance with the three elements of the Executive Compensation Plan regarding base salary and benefits, short-term (annual) incentives, and long-term incentives. The compensation awarded to the named executive offices other than the Chief Executive Officer in 2004 is set forth under the section “COMPENSATION OF EXECUTIVE OFFICERS — Summary Compensation Table and Option Grants in 2004” in this Proxy Statement, and is further set forth below.

	Cash Compensation
				Long Term Incentive
		Annual
	Salary Paid	Incentive Paid		Value of Stock Options
	in 2004	for 2004	Other	Granted in 2004	Total

Richard Helmstetter(1)	$600,000	—	$131,000	$561,000	$1,292,000
Steven McCracken(2)	$550,000	—	$35,000	$561,000	$1,146,000
Bradley J. Holiday(3)	$500,000	—	$32,000	$561,000	$1,093,000
Robert A. Penicka(4)	$500,000	—	$24,000	$917,000	$1,441,000
Patrice Hutin(5)	$550,000	—	$40,000	$561,000	$1,151,000

(1)	Other compensation for Mr. Helmstetter includes reimbursement for personal air travel ($100,000), matching contributions under the Company’s 401(k) plan, as well as income imputed to him under IRS regulations in connection with the Company’s payment on his behalf of life and disability insurance premiums and golf country club dues.

(2)	Other compensation for Mr. McCracken includes matching contributions under the Company’s 401(k) Retirement Investment Plan, as well as income imputed to him under IRS regulations in connection with the Company’s payment on his behalf of life and disability insurance premiums, financial planning services and golf country club dues.

(3)	Other compensation for Mr. Holiday includes matching contributions under the Company’s 401(k) Retirement Investment Plan, as well as income imputed to him under IRS regulations in connection with the Company’s payment on his behalf of life and disability insurance premiums, financial planning services and golf country club dues.

(4)	Other compensation for Mr. Penicka includes reimbursement of taxes incurred in connection with certain relocation expenses and matching contributions under the Company’s 401(k) Retirement Investment Plan.

(5)	Other compensation for Mr. Hutin includes matching contributions under the Company’s 401(k) Retirement Investment Plan, as well as income imputed to him under IRS regulations in connection with the Company’s payment on his behalf of life insurance premiums, financial planning services and golf country club dues.
      The amounts set forth in this table reflect these factors, among others:

•	The base salaries for several top executives were increased in late 2003 to reflect increased scope of responsibility and duties in light of the expansion of the Company’s business through the acquisition of the assets of the former Top-Flite Golf Company and the Top-Flite and Ben Hogan brands.

•	No annual incentives (bonuses) were paid for fiscal 2004 because the Company failed to achieve minimum performance targets for return on sales and return on assets.

•	Mr. Penicka received a special stock option grant in late 2004 in connection with his relocation and assumption of greater responsibilities at the corporate level.

•	The stock option values were calculated using the Black-Scholes option pricing model. See below at “Black-Scholes Option Pricing Model” for an explanation of some of the limitations of this model.
      These executive officers were also eligible to participate in the Company’s employee benefit plans as described above.

      The Compensation Committee reviewed the perquisites and other compensation paid to these named executive officers in 2004 and found these amounts to be reasonable.

5.	Compensation of the Chief Executive Officer
      The Company’s CEO, Ronald A. Drapeau, resigned as Chairman and Chief Executive Officer effective August 2, 2004, and William C. Baker was named to succeed him in those roles effective the same day. The Compensation Committee determined Mr. Drapeau’s compensation based upon the parameters set forth in the Executive Compensation Plan. Mr. Baker’s compensation was established to reflect the important challenges that would be confronted during a time of transition as well as the interim nature of his appointment. The compensation paid to both Mr. Drapeau and Mr. Baker is set forth under the section “COMPENSATION OF EXECUTIVE OFFICERS — Summary Compensation Table and Option Grants in 2004” in this Proxy Statement, and is further set forth below.

	Cash Compensation			Long Term Incentive

	Salary Paid in	Annual Incentive		Value of Stock Options
	2004	Paid for 2004	Other	Granted in 2004	Total

Ronald A. Drapeau(1)	$762,000	—	$682,000	$702,000	$2,146,000
William C. Baker(2)	$292,000	—	$42,000	$1,774,000	$2,099,000

(1)	Salary paid in 2004 for Mr. Drapeau includes a payment of $188,000 for accrued but unused paid time off and severance payments of $148,000. Other compensation for Mr. Drapeau includes a one-time lump sum payment of $500,000 in connection with Mr. Drapeau’s separation from the Company, as well as matching contributions under the Company’s 401(k) plan and income imputed to him under IRS regulations in connection with the Company’s payment on his behalf of life and disability insurance premiums, financial planning services and golf country club dues.

(2)	The value of stock options granted in 2004 includes Mr. Baker’s stock option for 6,000 shares granted to him as a Board member before he became Chief Executive Officer and the value of the stock option grant for 500,000 shares granted to him upon becoming Chief Executive Officer. The terms of Mr. Baker’s stock option grant for 500,000 shares provide that they vest, subject to his continued employment in good standing, in three equal annual installments on the first, second and third anniversaries of the date of grant. The vesting schedule is not accelerated upon a change in control or termination of employment, and unvested options will be cancelled upon the termination of Mr. Baker’s employment (which is expected to coincide with the hiring of a new Chief Executive Officer pursuant to the Company’s currently ongoing search). Notwithstanding the foregoing, the terms of the grant also provide for a minimum vesting of 50,000 shares except under certain limited circumstances. The calculated value of 50,000 shares based upon the same assumptions used in the table is $168,000.
      The amounts set forth in this table reflect these factors, among others:

•	No annual incentive (bonus) was paid to either Mr. Drapeau or Mr. Baker for fiscal 2004 because, among other things, the Company failed to achieve minimum performance targets for return on sales and return on assets.

•	Mr. Baker’s base salary was set at a level above Mr. Drapeau’s to reflect additional burdens that would be placed upon him as an interim Chief Executive Officer, including significant commuting expenses.

•	As explained in the footnotes to the table, Mr. Baker’s stock option grant does not provide for accelerated vesting upon a change in control or termination of employment, and unvested options (beyond a minimum of 50,000) will expire upon the end of his service as Chief Executive Officer. These deviations from the usual practice in stock option grants were determined by the Committee to be appropriate in light of the duties Mr. Baker was being asked to assume and the expectation that his service as Chief Executive Officer will be of limited duration.

•	The stock option values were calculated using the Black-Scholes option pricing model. See below at “Black-Scholes Option Pricing Model” for an explanation of some of the limitations of this model.

      In addition to his base salary, Mr. Drapeau participated in various employee and executive benefit plans, as described above. The Compensation Committee reviewed the perquisites and other compensation paid to Mr. Drapeau and Mr. Baker in 2004 and found these amounts to be reasonable.
      Black-Scholes Option Pricing Model. The stock option values reflected in the above tables were valued as of the date of grant based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 42.6–44.7%; (b) risk-free interest rate of 2.45–2.75%; (c) dividend yield of 1.7%–1.9%; and (d) expected term of 3–4 years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimates, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of the grants described above.

6.	Other Information
      Additional information concerning the salary, bonus, and stock awards for the Company’s most highly compensated executive officers for 2004 can be found in the tables appearing under the section “COMPENSATION OF EXECUTIVE OFFICERS” in this Proxy Statement.
      As noted above, the Compensation Committee engaged the services of independent outside compensation consultants in early 2004 to conduct a thorough assessment of the Company’s executive compensation plans. During 2004, the consultants worked with the Compensation Committee to assess the alignment of compensation programs with shareholder value creation, review executive contracts (including change-in-control provisions), assess current and future Employee Stock Purchase Plan requirements, assist in establishing minimum share ownership guidelines, and conduct a compensation review for top executives using an appropriate compensation peer group. In the course of its work, the outside consultants reviewed the current compensation of the executive officers and found such compensation to be reasonably based and not excessive. As part of this engagement, the consultants participated in the preparation and evaluation of two compensation proposals approved by shareholders at the 2004 Annual Meeting. In 2005 the Compensation Committee expects to finalize revisions to the Company’s short term (annual) incentive and long term incentive compensation plans, establish share ownership guidelines, and complete the review of executive employment agreements.

Compensation and Management
Succession Committee

Samuel H. Armacost, Chair
Ronald S. Beard
Anthony S. Thornley
The preceding “Report of the Compensation and Management Succession Committee” shall not be deemed soliciting material to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

PERFORMANCE GRAPH
      The following graph presents a comparison of the cumulative total shareholder return since December 31, 1999 of the Company’s Common Stock, the Standard & Poor’s 500 Index and the Standard & Poor’s 400 Midcap Index. The graph assumes an initial investment of $100 at December 31, 1999 and reinvestment of all dividends.
Total Cumulative Shareholder Return Since December 31, 1999

	1999	2000	2001	2002	2003	2004

Callaway Golf	100.00	107.26	111.86	78.79	102.18	83.66
S&P 500	100.00	90.90	80.10	62.41	80.30	89.02
S&P 400 Midcap	100.00	117.51	116.81	99.85	135.39	157.70

The Callaway Golf Company index is based upon the closing prices of Callaway Golf Company Common Stock on December 31, 1999, 2000, 2001, 2002, 2003 and 2004 of $17.69, $18.63 $19.15, $13.25, $16.85 and $13.50, respectively.
The preceding performance graph shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall it be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors, Section 16 officers, and greater than 10% beneficial owners to file initial reports of ownership (on Form 3) and periodic reports of changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of copies of such forms (and any amendments to such forms) and such written representations regarding compliance with such filing requirements as were received from its directors, executive officers and greater than 10% beneficial owners (if any), the Company believes that all such Section 16(a) reports were filed on a timely basis during 2004, except that due to an administrative oversight at the Company, there was one late report filed, covering one transaction, for each of Messrs. Baker, Drapeau, Helmstetter, Holiday, Hutin, McCracken and Penicka relating to their January 2004 annual stock option grant and there was one late report filed, covering one transaction, for each of Messrs. Armacost and Cushman relating to their April 2004 annual stock option grant.
ANNUAL REPORT
      A copy of the Company’s 2004 Annual Report, including financial statements, is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be a part of this Proxy Statement.
      A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTN: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008.
SHAREHOLDER PROPOSALS
      If a shareholder desires to nominate someone for election to the Board of Directors at, or to bring any other business before, the 2006 annual meeting of shareholders, then in addition to any other applicable requirements, such shareholder must give timely written notice of the matter to the Secretary of the Company. To be timely, written notice must be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of this year’s 2005 Annual Meeting, provided, however, that in the event that the date of the 2006 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Secretary not more than 120 days prior to the 2006 annual meeting and not less than (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2006 annual meeting. Any such notice to the Secretary must include all of the information specified in the Company’s Bylaws.
      If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2006 annual meeting of shareholders, then, in addition to the notices required by the immediately preceding paragraph and in addition to other applicable requirements (including certain rules and regulations promulgated by the Securities and Exchange Commission), the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 15, 2005, provided, however, that if the date of the 2006 annual meeting of shareholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting (i.e. the 2005 Annual Meeting of Shareholders), then such notice must be received by the Secretary of the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2006 annual meeting.
OTHER MATTERS
      Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the proxy will vote all proxies given to them in accordance with the recommendation of the Board of Directors.

      Each shareholder is urged to return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, ATTN: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Steven C. McCracken
Secretary
Carlsbad, California
April 14, 2005

Exhibit A
CALLAWAY GOLF COMPANY
Audit Committee Charter
      1. Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chairperson. Each member shall serve on the committee at the pleasure of the Board of Directors and may be removed by the Board at any time with or without cause. For purposes hereof, “independent” shall mean a director who has no material relationship to the Company and who otherwise meets the New York Stock Exchange requirements of “independence.”
      Each member of the Audit Committee must be financially literate and at least one member of the Audit Committee must have accounting or related financial management expertise. All determinations regarding the independence and other qualifications of a Board member to serve on the Audit Committee shall be made in the Board’s judgment.
      2. Purpose. The purpose of the Audit Committee shall be: (i) to assist the Board of Directors in discharging its oversight responsibility relating to (a) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, (b) the Company’s outside auditors, including their qualifications, performance and independence, (c) the performance of the Company’s internal audit function and (d) the Company’s compliance with legal and regulatory requirements, and (ii) to prepare the Audit Committee report that is required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
      3. Duties and Responsibilities. In furtherance of the purpose of the Audit Committee, the Audit Committee shall have the following specific duties and responsibilities:

(i) Review and discuss with the outside auditors (a) the scope of the annual audit, the results of the annual audit examination by the auditors, and any problems or difficulties the auditors encountered in the course of their audit work, including management’s responses to any issues and any restrictions on the scope of the outside auditors’ activities or on access to requested information, and any significant disagreements with management, and (b) any reports of the outside auditors with respect to interim periods.

(ii) Review and discuss with management and the outside auditors the annual audited and quarterly financial statements of the Company, including (a) an analysis prepared by management or the outside auditors setting forth any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods on the financial statements, (b) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements, (c) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the Securities and Exchange Commission, including accounting policies that may be regarded as critical and (d) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations. The Audit Committee shall receive reports from the outside auditor as required by rules of the Securities and Exchange Commission.

(iii) Review and discuss the Company’s corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

(iv) In its capacity as a committee of the Board, be directly responsible, and have the sole authority, for all matters relating to the Company’s outside auditors, including the appointment, compensation, evaluation, retention and termination of the Company’s outside auditors, and including resolution of disagreements between Management and the Company’s outside auditors regarding financial reporting matters. In this regard, the outside auditors shall report directly to the Audit Committee.

(v) Approve all services to be performed by the outside auditors, including pre-approval of any permissible non-audit service to be provided by the outside auditor. The Audit Committee shall approve the fees and the other terms of each such engagement. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant such pre-approvals.

(vi) Consider, at least annually, the independence of the outside auditors, including whether the outside auditors performance of permissible non-audit services is compatible with the auditors’ independence, and obtain and review a report by the outside auditors describing any relationships between the outside auditors and the Company or any other relationships that may adversely affect the independence of the auditors. The Audit Committee shall have the sole authority to approve any significant non-audit relationship with the outside auditors. The Audit Committee shall establish policies for the hiring of employees and former employees of the outside auditor.

(vii) At least annually, obtain and review a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues.

(viii) Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program. The Audit Committee shall also review and discuss the adequacy and effectiveness of the Company’s internal controls (with particular emphasis on the scope and performance of the internal audit function), including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management.

The Company’s principal internal auditor shall functionally report directly to the Audit Committee.

(ix) Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(x) Review material pending legal proceedings involving the Company and other material contingent liabilities.

(xi) Review and discuss the Company’s policies with respect to risk assessment and risk management. Oversee the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s code of conduct policies, including review of related party transactions and other conflict of interest issues.

(xii) Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(xiii) Evaluate annually the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

(xiv) Perform such other duties and responsibilities as are consistent with the purpose of the Audit Committee or as may be assigned from time to time by the Board.
      4. Outside Advisors. The Audit Committee shall have the authority to retain at the expense of the Company such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.
      5. Meetings. The Audit Committee shall meet or otherwise take action as often as may be deemed necessary or appropriate in its judgment (but in any event at least four times per year), either in person, telephonically or by written consent. The Audit Committee shall periodically (but no less than annually) meet separately in executive sessions with each of management, the principal internal auditor of the Company and the outside auditors. The Audit Committee shall report regularly to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum. Every act done or decision made by a majority of the members of the Audit Committee present at a duly held meeting at which a quorum is present shall be regarded as the act of the Audit Committee, subject to the provisions of the Company’s Certificate of Incorporation or Bylaws and subject to applicable laws or regulations.

APPENDIX A

Please mark here for Address Change or Comments ☐
SEE REVERSE SIDE

THIS PROXY/ VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW AND “FOR” PROPOSAL 2.
I PLAN TO ATTEND THE MEETING ☐

1. ELECTION OF DIRECTORS: 01 William C. Baker, 02 Samuel H. Armacost, 03 Ronald S. Beard, 04 John C. Cushman, III, 05 Yotaro Kobayashi, 06 Richard L. Rosenfield and 07 Anthony S. Thornley.

FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	Choose MLinkTM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.)

2. Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, Steven C. McCracken and Bradley J. Holiday, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 24, 2005 and the Proxy Statement furnished with this card.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy revokes all proxies previously given.

— FOLD AND DETACH HERE —

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 pm Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/ely		1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If the proxy is voted by Internet or by telephone, you do NOT need to mail back your proxy card.

The Annual Report and Proxy Statement can be viewed on the Internet at www.callawaygolf.com/2005annualmeeting

CALLAWAY GOLF COMPANY

     The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints STEVEN C. McCRACKEN and BRADLEY J. HOLIDAY, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at the Estancia La Jolla Hotel & Spa, 9700 N. Torrey Pines Road, La Jolla, California 92037, on May 24, 2005, at 10:00 A.M. (PDT), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed in the manner directed herein, as they see fit, and to drop any such nominees, in order to ensure the election of the greatest number of such nominees.

     THIS PROXY/ VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY/ VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD BY THE 401(K) RETIREMENT INVESTMENT PLAN SPONSORED BY CALLAWAY GOLF COMPANY, THEN THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS TO THE TRUSTEE OF SUCH PLAN AND IF YOU DO NOT SIGN AND RETURN THIS CARD, SUCH SHARES WILL BE VOTED BY THE TRUSTEE “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE TRUSTEE CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER MAY 19, 2005 WILL BE COUNTED.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

— FOLD AND DETACH HERE —

APPENDIX B

April 14, 2005

TO:	PARTICIPANTS IN THE CALLAWAY GOLF COMPANY EMPLOYEE STOCK PURCHASE PLAN AND EMPLOYEE STOCK OPTION PLANS

     The Company has issued shares of Callaway Golf Company Common Stock to a Grantor Stock Trust to fund benefits under, among other things, the above referenced stock plans. The Grantor Stock Trust will be entitled to vote 6,980,629 shares at the 2005 Annual Meeting of Shareholders. As a participant this past year in one or more of the stock plans, you have certain rights to direct the voting of these shares. Your voting rights are based upon the number of unexercised options you hold under the stock option plans and/or shares you purchased during the last twelve months under the Employee Stock Purchase Plan.

     To exercise your voting rights, please complete the enclosed green Voting Instruction Card. It directs the Trustee, Arrowhead Trust Incorporated, how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD TO THE TRUSTEE USING THE ENCLOSED RETURN ENVELOPE PRIOR TO THE ANNUAL MEETING, WHICH WILL BE HELD ON MAY 24, 2005, IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE TRUST. THE TRUSTEE, HOWEVER, CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER MAY 19, 2005 WILL BE COUNTED.

     Your Board of Directors recommends a vote “FOR” each of the nominees for director set forth on the green Voting Instruction Card. Information concerning these nominees is set forth in the enclosed Proxy Statement.

     Your Board of Directors also recommends a vote “FOR” ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2005.

     You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if as of March 25, 2005 you owned any shares of the Company’s Common Stock, either directly or indirectly through the Company’s 401(k) Plan, you will receive a separate mailing containing a white Proxy Card/Voting Instruction Card for these shares. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR 401(K) PLAN PARTICIPANT IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE PROXY CARD/ VOTING INSTRUCTION CARD YOU RECEIVE WITH THOSE MATERIALS.

     As noted above, you may be receiving more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. If you wish, you can return any extra copies to the Company’s Legal Department where they will be reused or recycled.

     If you need further assistance, please contact Barb West at (760) 931-1771. Thank you for your cooperation.

Sincerely,
William C. Baker
Chairman of the Board and Chief Executive Officer

APPENDIX C

CALLAWAY GOLF COMPANY
Stock Plan Participant Voting Instruction Card

TO:	Arrowhead Trust Incorporated, Trustee of the Callaway Golf Company Grantor Stock Trust

With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on May 24, 2005, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company Stock Option Plans and/or Employee Stock Purchase Plan hereby directs Arrowhead Trust Incorporated, as Trustee of the Callaway Golf Company Grantor Stock Trust, to vote all of the votes to which the undersigned is entitled to direct under the Trust in accordance with the following instructions:

THE VOTES TO WHICH THE UNDERSIGNED STOCK PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE TRUST WILL BE VOTED AS INSTRUCTED BELOW. IF NO INSTRUCTIONS ARE INDICATED, SUCH VOTES WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” PROPOSAL 2.

1.	ELECTION OF DIRECTORS

Nominees:	William C. Baker, Samuel H. Armacost, Ronald S. Beard, John C. Cushman, III, Yotaro Kobayashi, Richard L. Rosenfield and Anthony S. Thornley

☐ FOR all nominees listed	☐ WITHHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees listed

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

(Continued and to be signed on other side)

2.	Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, Steven C. McCracken and Bradley J. Holiday, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 24, 2005, and the Proxy Statement furnished herewith.

Signature

Please sign exactly as name appears hereon.

Date _______________, 2005

PLEASE MARK, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE TRUSTEE CANNOT GUARANTEE THAT INSTRUCTIONS RECEIVED AFTER MAY 19, 2005 WILL BE COUNTED.